Exhibit 10.1
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION
lululemon athletica inc. (the “Company”) has granted to the Participant a Non-Qualified stock option (the “Option”) to purchase certain shares of Stock of the Company pursuant to the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”), as follows:

Participant:	____________________	Grant Number:	____________________
		Employee ID:	____________________
Date of Grant:	____________________
Number of Option Shares:	____________________, subject to adjustment as provided by the Stock Option Agreement.
Exercise Price:	US$____________________ per Option Share
Vesting Commencement Date:	____________________
Option Expiration Date:	____________________
U.S. Tax Status of Option:	Nonstatutory Stock Option.
Vested Shares:	____________________
Recovery Policy:	The Option is subject to the terms and conditions of the Company’s Policy for Recovery of Incentive-Based Compensation, as amended from time to time (the “Clawback Policy”).

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, Stock Option Agreement and the prospectus for the Plan are available to the Participant and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Stock Option Agreement, and hereby accepts the Award subject to all of their terms and conditions.

LULULEMON ATHLETICA INC.

By:	____________________
____________________

Address:	1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7

Attachment:	Stock Option Agreement
Policy for Recovery of Incentive-Based Compensation

LULULEMON ATHLETICA INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

lululemon athletica inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Non-Qualified Stock Option (the “Grant Notice”) to which this Non-Qualified Stock Option Agreement (the “Option Agreement”) is attached a Non-Qualified Stock Option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.
1.    DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.    U.S. TAX STATUS OF OPTION.
For Participants that are U.S. taxpayers or otherwise subject to U.S. tax, the Option is intended to be a Non-Qualified Stock Option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or to otherwise qualify for any special tax benefits to the Participant.
3.    ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final and binding upon all persons having an interest in the Award as provided by the Plan. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent or actual authority with respect to such matter, right, obligation, or election.
4.    EXERCISE OF THE OPTION.
4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.
4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant selection to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.
4.3 Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.
(b) Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.
(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).
(ii) Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.
(iii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
4.4 Tax Withholding.
(a) In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including social insurance contributions, UK National Insurance Contributions or any equivalents) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including without limitation the grant, vesting exercise or subsequent sale of shares of Stock (the “Tax Obligations”). The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the Tax Obligations. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant. The Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option and (b) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate the Participant’s liability for Tax Obligations.
(b) Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
4.5 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with the broker designated by the Company with which the Participant has an account, any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
4.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.
5.    TRANSFERABILITY OF THE OPTION.
The Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the

Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
6.    TERMINATION OF THE OPTION.
The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.
7.    EFFECT OF TERMINATION OF SERVICE.
7.1 Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate. Termination of Service for the purpose of this Agreement shall be deemed to be the last day of employment (whether voluntary or involuntary and with or without Cause, except as provided below with respect to a Termination by Reason of Retirement or as otherwise provided in the Participant’s written employment or other service agreement), and not during or as of the end of any period following such date during which the Participant is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice. Notwithstanding anything in the Plan or this Agreement to the contrary “Service” shall not be deemed to have been terminated or interrupted if the Participant takes a military leave, sick leave, or any other bona fide leave of absence approved by the Company.
(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option shall become fully vested and exercisable, and may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(c) Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act. In addition, if there are any shares of Stock for which the Company has not yet delivered share certificates relation to the Option, then such share certificates shall be immediately and automatically forfeited and the Company will refund to the Participant the Exercise price paid for such shares of Stock, if any.
(d) Termination by Reason of Retirement. In the event of the termination of the Participant’s Service by reason of Retirement, the Option will continue to vest and become exercisable for twelve (12) months following the date of Retirement in accordance with the terms and provisions of the Plan and this Agreement as if the Participant had continued in Service for a period of twelve months following the date of Retirement. If the Participant’s Service terminates by reason of Retirement, the Option may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or becomes exercisable pursuant to the terms of this Section 7(d), for a period ending three (3) years following the date of such termination but in any event no later than the Option Expiration Date.
(e) Other Termination of Service. If the Participant’s Service terminates for any reason (whether voluntary or involuntary), except Disability, Death, Cause, or Retirement, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the last day of employment, may be exercised by the Participant at any time prior to the expiration of ninety (90) calendar days after the last day of employment, but in any event no later than the Option Expiration Date.
(f) Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything in this Section 7 to the contrary, if, following the Participant’s termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule, then the Option shall immediately become unexercisable and shall be forfeited in full effective as of the date of such violation. In addition, effective upon any violation described above, any exercise by the Participant of the Option following the Participant’s termination of Service shall be rescinded and the Participant shall forfeit and return all shares received upon such exercise to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares, then the Participant shall remit the difference between the Fair Market Value of the shares on the date the Participant disposed of them and the Exercise Price for such shares.
7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) calendar days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.
7.3 Automatic Exercise of In-the-Money Option. Notwithstanding anything in this Option Agreement to the contrary, if, on the date on which this Option would otherwise terminate or expire, the Option’s Exercise Price per share of Stock is greater than the Fair Market Value of a share of Stock, then, any portion of such Option which has not previously been exercised shall automatically be deemed exercised as of such date with respect to such portion pursuant to a Net Exercise described in Section 4.3(b)(ii) and withholding of shares of Stock as described in Section 4.4(b); provided, however, that such an exercise shall not occur to the extent the Participant (and, if applicable, the Participant’s legal representative or other person who acquired the right to exercise this Option pursuant to Section 7.1(b)) may waive in writing the applicability of this Section 7.3.
8.    EFFECT OF CHANGE IN CONTROL.
8.1 General Rule. In the event of a Change in Control, except to the extent that the Committee determines to cash out the Option in accordance with Section 14.1(b) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each share of Stock subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each share of Stock to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Notwithstanding the foregoing, if the Option is not assumed, substituted for, or otherwise continued by the Acquiror, the Option shall vest in full effective and contingent upon consummation of the Change in Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.
8.2 Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Option is assumed, substituted for, or continued following a Change in Control, and if the Participant's Service

ceases as a result of a Termination After Change in Control (as defined below), the Options shall become fully vested and exercisable for Vested Shares.
(a) “Termination After Change in Control” shall mean either of the following events occurring within two (2) years after a Change in Control:
(i) Termination of the Participant's Service with the Participating Company Group or such successor without Cause; or
(ii) The Participant's resignation for Good Reason (as defined below) within ninety (90) days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant's Service which (A) is for Cause; (B) is a result of the Participant's voluntary termination of such relationship other than for Good Reason; or (C) occurs prior to the effectiveness of a Change in Control.
(b) “Good Reason” shall mean any one or more of the following:
(i) Without the Participant's written consent, a material adverse change in the Participant's duties and responsibilities as compared to the Participant's duties and responsibilities immediately prior to the Change in Control;
(ii) Without the Participant's written consent, the relocation of the Participant's principal place of Service to a location that is more than fifty (50) miles from the Participant's principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii) Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company Group of, (A) the Participant's base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant's), or (B) the Participant's target bonus opportunity, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant)
9.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.    RIGHTS AS A STOCKHOLDER.
The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.
11.    LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.
12.    SERVICE CONDITIONS. In accepting the Option, the Participant acknowledges and agrees that:
(a) Any notice period mandated under Applicable Law shall not be treated as Service for the purpose of determining the vesting of the Option; and the Participant’s right to vesting of Shares in settlement of the Option after termination of Service, if any, will be measured by the last day of employment and will not be extended by any notice period mandated under applicable laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(c) The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.
(d) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.
(e) The Participant’s participation in the Plan shall not create a right to further Service with the Company or a Participating Company and shall not interfere with the ability of with the Company or a Participating Company to terminate the Participant’s Service at any time, with or without cause, subject to applicable laws.
(f) The Participant is voluntarily participating in the Plan.
(g) The Option is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or a Participating Company and which is outside the scope of the Participant’s employment contract, if any.
(h) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(i) In the event that the Participant is not an employee of the Company or a Participating Company, the Option grant will not be interpreted to form an employment contract or relationship with such entity that does not otherwise exist.
(j) The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.
(k) No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares and the Participant irrevocably releases the Company and all

Participating Companies from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.
13.    DATA PRIVACY CONSENT. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different including less stringent data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.
14.    COUNTRY-SPECIFIC TERMS AND CONDITIONS. Notwithstanding any other provision of this Agreement to the contrary, the Option shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Option Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Option to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement.
15.    MISCELLANEOUS PROVISIONS.
15.1 Termination or Amendment. The Committee may amend or terminate the Plan at any time. No amendment or addition to this Option Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation, may be made without the consent of the Participant.
15.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.
15.3 Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
15.4 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 15.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 15.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.4(a).
15.5 Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.
15.6 Applicable Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
15.7 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ADDITIONAL TERMS AND CONDITIONS OF
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2014 EQUITY INCENTIVE PLAN

This Appendix includes additional terms and conditions that govern the Option granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Option vests or are exercised or the Shares are issued under the Plan.

The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment after grant of the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRALIA
Notification
Securities Law Information.
The offering and resale of Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Option Subject to tax deferred treatment in Australia.
This Option is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth) of Australia.

Terms and Conditions
Australian Securities Laws.
If Participant acquires Shares under the Plan and resells them in Australia, he or she may be required to comply with certain Australian securities law disclosure requirements.
Foreign Exchange.
Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the exercise of the Option or subsequent sale of the Shares and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.

CHINA
Terms and Conditions
Method of Payment.
Notwithstanding any provisions in the Plan to the contrary, including Section 5 (b), the methods of exercise available to the Option are restricted. Full payment of the Exercise Price for the Shares to be purchased on exercise of the Option must be made using a mandatory full “cashless” exercise method. Upon the Participant’s delivery of a properly executed exercise notice together with irrevocable instructions to a broker, agent or other third party approved by the Company, such broker, agent or other third party will simultaneously sell all of the Shares that the Option is entitled to upon exercise, use the proceeds to pay the Exercise Price (plus any applicable fees and/or taxes) and remit the balance to the Participant in cash.
Notification
Special Administration in China.
The grant of the Option, the Grantee’s ability to exercise the Option and sale of the Shares shall all be contingent upon the Company or the Affiliate obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant from the sale of the exercised shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company. The Participant may contact his or her local HR office for more details about the SAFE approved bank account.

FRANCE
Notifications
Securities Law Notification.
The grant of the Option is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France.
French Tax Status.
The Option is not intended to be tax-qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 or Articles L. 225-177 to L. 225-185 of the French Commercial Code.

Language Consent.
In accepting the grant of the Option and this agreement which provides for the terms and conditions of the Option, the Participant confirms that he or she has read and understood the documents relating to the Option (the Plan and this Option Agreement), which were provided in the English language. The Participant accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée
En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.
Foreign Asset/Account Information.
The Participant may hold Shares acquired upon exercise of the Option, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with  his or her annual income tax return.  Failure to complete this reporting may trigger penalties for the Grantee.
GERMANY
Notifications
Exchange Control Information. If Participant remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant must also report on an annual basis in the unlikely event that Participant holds Shares exceeding 10% of the total voting capital of the Company.

Securities Disclaimer. The grant of Options under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.
HONG KONG
Notification
Securities Law Notice.
WARNING: The Option and Shares issued upon exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including these additional terms, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Options are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including these additional terms, or the Plan, the Participant should obtain independent professional advice.
Occupational Retirement Schemes Ordinance Alert.
The Company specifically intends that neither the Option nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Terms and Conditions
Sale of Shares.
Any Shares received at exercise of the Option are accepted as a personal investment. In the event that any portion of the Option vests within six months of the grant date, the Participant agrees that he or she will not offer to the public or otherwise dispose of the Shares acquired prior to the six-month anniversary of the grant date.
IRELAND
Notifications
Director Notification Requirement.
If the Participant is a director, shadow director or secretary of an Irish Affiliate, the Participant is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Options, shares of Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Affiliate if such an interest exists at the time.  This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).
Securities Disclaimer.
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland.
JAPAN
Notifications
Foreign Exchange.
Under certain circumstance, Participant may be required to file a report with the Ministry of Finance if Participant intends to acquire Shares whose value exceeds a certain amount. The reporting, if required, is due within 20 days from the purchase of the Shares. Please note that the reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to his or her specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.
Foreign Asset/Account Reporting Information.
Japanese residents holding assets outside of Japan with a total net fair market value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Participant is advised to consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements.
KOREA
Notifications
Exchange Control Notification.
If the Participant realizes US$500,000 or more from the Option, including from sales of the Shares, in a single transaction, he or she must repatriate the proceeds to Korea within eighteen months of the payment. Accordingly, the Participant is strongly encouraged to consult his or her personal legal advisor if the sum of values from the Options exceeds this threshold.

Foreign Assets Reporting Information.
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  The Participant should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.
NEW ZEALAND
Notification
Securities Law Notice.
The Participant is being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via website or hard copy.
A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.
The Participant is encouraged to read the provided materials carefully before making a decision whether to participate in the Plan. When reading these materials, the Participant should note that all references to the exercise price are listed in U.S. dollars. In addition, the Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.
Warning.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share option purchase scheme.
As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You have a right, upon request, to receive from lululemon athletica inc., free of charge, a copy (or electronic copy) of the Company’s relevant financial statements for the most recently completed financial year and the auditor’s report. The relevant financial statements are those of lululemon athletica inc. and its subsidiaries prepared in accordance with US GAAP for the most recently completed accounting period. Please address any such requests to lululemon athletica inc., Attn: HR, [1818 CORNWALL AVENUE, Vancouver, British Columbia V6J 1C7]
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
Financial Information Notice
You have a right to receive the following financial information, free of charge, upon request:

·	A copy of the Company’s latest annual report prepared under any enactment or overseas law (if any); and

·	A copy of the Company’s relevant financial statements and either the auditor’s report on them or a statement that they are not audited.

SINGAPORE
Notifications
Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Options are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the exercise of the Option or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singapore Affiliate, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when Participant receives an interest (e.g., Options or Shares) in the Company or any Affiliate. In addition, Participant must notify the Singapore Affiliate when Participant sells Shares of the Company or any Affiliate (including when Participant sells Shares acquired through the exercise of Options). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Affiliate. In addition, a notification must be made of Participant’s interests in the Company or any Affiliate within two business days of becoming a director.
SWITZERLAND
Notifications
Securities Law Notification. The grant of the Option is considered a private offering and therefore is not subject to securities registration in Switzerland.

TAIWAN
Notification
Securities Disclaimer. Neither the Plan nor the Option are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.

UNITED KINGDOM
Terms and Conditions
Tax Reporting and Payment Liability.
The following provision supplements Section 10 (Responsibility for Taxes) of the Agreement:
The Participant agrees that the Company or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. If payment or withholding of any income tax liability arising in connection with the Participant's participation in the Plan is not made by the Participant to the Employer within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by the Participant, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Award Agreement. Notwithstanding the foregoing, the Participant understands and agrees that if they are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), they will not be eligible for such a loan to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, The Participant understands that the amount of any uncollected income tax will constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions will be payable. The Participant understands and agrees that they will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 national insurance contributions due on this additional benefit which the Company or the Employer may recover from the Participant by any of the means referred to in the Plan and/or this Agreement.
Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Participant is an executive office or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including Employer's NICs, as defined below) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of any NICs due on this additional benefit.
Notification
Securities Disclaimer. Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Option are exclusively available in the UK to bona fide employees and former employees and any other UK Affiliate.

UNITED ARAB EMIRATES
Notifications
Securities Law Information.
Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered, including the Participant, should conduct their own due diligence on the securities. The Participants is encouraged to consult a legal or financial advisor if the Participants does not understand the contents of the Agreement or the Plan or any aspect of the Award.
If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

LULULEMON ATHLETICA INC.
POLICY FOR RECOVERY OF INCENTIVE-BASED COMPENSATION
In the event lululemon athletica inc. (the “Company”) determines it must prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U. S. federal securities laws, the Company will seek to recover, at the direction of the Compensation Committee (the “Committee”) of the Board of Directors after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, the amount of erroneously awarded incentive-based compensation received by a covered officer during the three-year period immediately preceding the date on which the Company is required to prepare the restatement. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer. The Company may offset the recovery amount against current or future incentive-based and non-incentive-based compensation and through cancellation of unvested or vested equity awards. In addition, the Committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the Committee. The recovery of erroneously awarded incentive-based compensation under this policy is in addition to any other right or remedy available to the Company.

For purposes of this policy (i) the term “covered officer” means executive officers of the Company as defined under the Securities Exchange Act of 1934, as amended, and such other senior executives as may be determined by the Committee and (ii) the term “erroneously awarded incentive-based compensation” means the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement. This policy extends to individuals who were covered officers on or after adoption of the policy but ceased being a covered officer before a restatement triggering recovery under this policy occurs.

The Committee shall have full and final authority to make all determinations under this policy. The Company shall take such action as it deems necessary or appropriate to implement this Policy, including requiring all covered officers to acknowledge the rights and powers of the Company and the Committee hereunder.

This policy shall be effective as of the date adopted by the Board of Directors as set forth below and shall apply to incentive-based compensation that is approved, awarded or granted on or after that date.

Adopted September 2, 2015
Board of Directors
lululemon athletica inc.